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                                                                 Exhibit 23. (i)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated February 19, 1999, accompanying the financial statements of Avalon Correctional Services, Inc., and subsidiaries incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 22, 2000